Exhibit 99.1

FOX ENTERTAINMENT GROUP

EARNINGS RELEASE

FOR THE QUARTER ENDED DECEMBER 31, 2004

FOX REPORTS SECOND QUARTER OPERATING

INCOME OF $752 MILLION, A 35% INCREASE ON

REVENUE GROWTH OF 17%

SECOND QUARTER OPERATING INCOME BEFORE

DEPRECIATION AND AMORTIZATION GROWS 30% TO

$822 MILLION

QUARTER HIGHLIGHTS

•	Filmed Entertainment operating income before depreciation and amortization up 52% on record home entertainment sales of film and television titles.

•	Strong advertising revenue growth at the Fox News and FX channels and higher affiliate revenue at the Regional Sports Networks drives Cable Network Programming operating income before depreciation and amortization up 34%.

•	Operating income before depreciation and amortization at Television Stations up slightly versus a year ago despite weak prime-time ratings.

•	Television Broadcast Network operating loss before depreciation and amortization increased by $24 million as strong advertising demand was offset by lower prime-time ratings.

NEW YORK, NY, February 2, 2005 – The Fox Entertainment Group (NYSE: FOX) today reported second quarter consolidated revenues of $3.9 billion, a 17% increase over the $3.4 billion in prior year and operating income before depreciation and amortization(1) of $822 million, up 30% over the $634 million reported a year ago. The year-on-year operating growth was driven primarily by double-digit increases at the Filmed Entertainment and Cable Network Programming segments.

Second quarter net income was $431 million ($0.44 per share), an increase of $101 million over the $330 million ($0.36 per share) reported in the second quarter a year ago, as higher consolidated operating income before depreciation and amortization was partially offset by equity losses and higher interest expense as a result of the Company’s acquisition of a 34% interest in The DIRECTV Group on December 22, 2003. During the quarter the Company also recognized a gain of $39 million, included in Other income, on the sale of its 20% investment in Rogers Sportsnet.

Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:

“Our strong second quarter results, operating income before depreciation and amortization growth of 30% on revenue gains of 17%, were led by record results

Fox Entertainment Group EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2004

at our filmed entertainment and cable network programming segments. Film thrived this past quarter as our summer theatrical successes generated even greater returns in home entertainment. At the same time, our diverse set of cable channels turned higher ratings and more desirable demographics into increased revenues and continued profit growth. The ongoing financial strength of these assets speaks not only to the quality of the content that we deliver but also to our ability to translate increased consumer demand into higher profits. Our financial success this past quarter was matched by our strategic momentum as DIRECTV continued to establish itself as another growth engine, adding 444,000 net new subscribers this past quarter and positioning itself for substantial earnings improvement in the years to come.”

Consolidated Operating Income (Loss)

	3 Months Ended December 31,		6 Months Ended December 31,
	2004	2003	2004	2003
	$ Millions		$ Millions
Filmed Entertainment	$406	$260	$700	$593
Television Stations	278	276	502	497
Television Broadcast Network	(159)	(133)	(168)	(178)
Cable Network Programming	227	155	393	257

Consolidated operating income	$752	$558	$1,427	$1,169

Consolidated Operating Income (Loss) Before Depreciation and Amortization(1)

	3 Months Ended December 31,		6 Months Ended December 31,
	2004	2003	2004	2003
	$ Millions		$ Millions
Filmed Entertainment	$419	$275	$725	$620
Television Stations	290	289	526	526
Television Broadcast Network	(152)	(128)	(156)	(169)
Cable Network Programming	265	198	471	341

Consolidated operating income before depreciation and amortization	$822	$634	$1,566	$1,318

FILMED ENTERTAINMENT

The Filmed Entertainment segment reported record second quarter operating income before depreciation and amortization of $419 million, up 52% versus the $275 million reported in the same period a year ago. Current-year results primarily reflect strong contributions from several film and television home entertainment releases as well as increased contributions from the worldwide pay-TV market.

Fox Entertainment Group EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2004

Second quarter film results were largely driven by our highest ever quarter of worldwide home entertainment revenue led by successful theatrical releases Day After Tomorrow, Garfield, Dodgeball: A True Underdog Story and I, Robot as well as increased contributions from various catalog titles led by The Star Wars Trilogy. Additionally, the pay-TV availability of Cheaper By the Dozen and Master and Commander also contributed to the strong quarterly results. The second quarter a year ago included the worldwide home entertainment performances of X-2: X-Men United and 28 Days Later. Theatrical releases this quarter included Sideways, nominated for 5 Academy Awards, including Best Picture, and winner of Golden Globe Best Picture – Comedy, as well as Kinsey, Taxi, Flight of the Phoenix and Fat Albert.

Twentieth Century Fox Television (TCFTV) increased contributions versus the second quarter a year ago primarily reflect continued momentum in home entertainment sales, most notably from The Simpsons, Family Guy and 24. Several TCFTV shows garnered Golden Globe nominations during the quarter including Best Television Series – Musical or Comedy for Arrested Development and Best Television Series – Drama for 24.

TELEVISION STATIONS

At Fox Television Stations (FTS) second quarter operating income before depreciation and amortization of $290 million increased slightly over prior year as increased political advertising was largely offset by softness in the overall advertising market and weaker FOX prime-time ratings. Current-year results also included lower entertainment programming costs, primarily due to the expiration of various syndicated programs, partially offset by higher promotional costs for the November sweeps and expansion of local news in several FTS markets.

TELEVISION BROADCAST NETWORK

The FOX Broadcasting Company (FBC) reported second quarter operating losses before depreciation and amortization of $152 million, an increase of $24 million compared to a year ago as improved sports advertising and higher pricing for the primetime entertainment schedule were more than offset by a 12% decline in primetime ratings and increased programming costs for returning series as well as the cancellation of several new programs. Following the end of the quarter, the network significantly strengthened its schedule with the return of American Idol and 24, both of which premiered to higher ratings than a year ago and are winning their time slots among key demographics.

CABLE NETWORK PROGRAMMING

Cable Network Programming reported second quarter operating income before depreciation and amortization of $265 million, an increase of $67 million over last year’s result. The 34% growth was achieved despite the inclusion a year ago of $15 million in recovered Adelphia receivables and reflects continued strength across all of the Company’s primary cable channels, a positive impact from the NHL lockout and the absence of losses from the Los Angeles Dodgers which was sold during Fiscal 2004.

Fox Entertainment Group EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2004

The Fox News Channel (FNC) reported operating income growth of 45% compared to the second quarter a year ago fueled by double-digit advertising revenue growth partially offset by higher costs associated with covering the elections in the United States. Viewership during the quarter was up 61% in primetime and 34% on a 24-hour basis as FNC for the second consecutive quarter had more total viewers than CNN, MSNBC, Headline News and CNBC combined.

At our other cable channels (including the Regional Sports Networks (RSNs), the FX Channel (FX) and SPEED Channel) operating profit improved 35% during the quarter driven by double-digit revenue growth at FX and the positive impact of the NHL lockout at the RSNs. The revenue gains at FX were driven primarily by higher advertising, resulting from ratings growth and an increase in pricing, as well as higher affiliate revenues from increased rates and additional subscribers.

OTHER ITEMS

Following the quarter, News Corporation made an offer to acquire the 17.9% interest in the Company that News Corporation does not currently own by making an exchange offer directly to Company shareholders. Under the terms of the offer, holders of Class A Common Stock will receive 1.90 shares of News Corporation’s Class A Shares. The transaction is conditioned upon, among other things, the tender of a majority of Class A common stock not owned by News Corporation.

(1)	Operating income before depreciation and amortization is defined as operating income (loss) plus depreciation and amortization and amortization of cable distribution investments. Depreciation and amortization expense includes the depreciation of property and equipment, as well as the amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and as such it is excluded from operating income before depreciation and amortization. FEG reconciles this non-GAAP measure to operating income in our supplemental data beginning on page 8 of this release.

To receive a copy of this press release through the Internet, access Fox’s corporate Web site located at http://www.fox.com

Audio from Fox’s conference call with analysts on the second quarter results can be heard live on the Internet at 9:00 a.m. Eastern Standard Time today. To listen to the call, visit http://www.fox.com

WHERE TO FIND ADDITIONAL INFORMATION

In connection with the offer by Fox Acquisition Corp (a wholly owned subsidiary of News Corporation) of shares of News Corporation Class A common stock in exchange for shares of Fox Class A common stock (the “Exchange Offer”), News Corporation has filed with the SEC a Registration Statement on Form S-4 containing a prospectus

Fox Entertainment Group EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2004

relating to the Exchange Offer and a Schedule TO and Fox has filed with the SEC a solicitation / recommendation statement on Schedule 14D-9. FOX STOCKHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THESE DOCUMENTS (AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NEWS CORPORATION, FOX, FOX ACQUISITION CORP AND THE EXCHANGE OFFER. Materials filed with the SEC will be available electronically without charge at the SEC’s website, www.sec.gov. Documents filed with the SEC may be obtained without charge at News Corporation’s website, www.newscorp.com, Fox’s website at www.fox.com, or by directing a request to News Corporation’s investor relations department at News Corporation, Investor Relations, 1211 Avenue of the Americas, New York, NY 10036.

In addition, Fox stockholders may obtain free copies of the documents filed with the SEC by directing a written or oral request to the information agent for the Exchange Offer, Georgeson Shareholder Communications, Inc., collect at (212) 440-9800 or toll-free at (866) 873-6991.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Andrew Butcher, Press Inquiries
212-852-7092	212-852-7070

Fox Entertainment Group EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2004

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except for per share amounts)

	3 Months Ended December 31,		6 Months Ended December 31,
	2004	2003	2004	2003
Revenues	$3,943	$3,380	$6,832	$6,138

Expenses
Operating	2,812	2,489	4,660	4,275
Selling, general and administrative	337	289	664	608
Depreciation and amortization	42	44	81	86

Operating income	752	558	1,427	1,169

Other income (expense):
Interest expense, net	(70)	(15)	(136)	(23)
Equity (losses) earnings of affiliates	(29)	(2)	(126)	5
Other, net	39	(7)	39	19

Income before provision for income taxes	692	534	1,204	1,170

Provision for income tax expense on stand-alone basis	(259)	(203)	(448)	(436)
Minority interest in subsidiaries	(2)	(1)	(5)	(3)

Net income	$431	$330	$751	$731

Basic and diluted earnings per share	$0.44	$0.36	$0.77	$0.81

Basic and diluted weighted average number of common equivalent shares outstanding	974	905	974	902

Fox Entertainment Group EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2004

SEGMENT INFORMATION

(in millions)

	3 Months Ended December 31,		6 Months Ended December 31,
	2004	2003	2004	2003
Revenues
Filmed Entertainment	$1,879	$1,384	$3,263	$2,634
Television Stations	571	571	1,085	1,089
Television Broadcast Network	858	860	1,240	1,254
Cable Network Programming	635	565	1,244	1,161

Total Revenues	$3,943	$3,380	$6,832	$6,138

Operating Income (Loss) Before Depreciation and Amortization
Filmed Entertainment	$419	$275	$725	$620
Television Stations	290	289	526	526
Television Broadcast Network	(152)	(128)	(156)	(169)
Cable Network Programming	265	198	471	341

Total Operating Income Before Depreciation and Amortization	$822	$634	$1,566	$1,318

Operating Income (Loss)
Filmed Entertainment	$406	$260	$700	$593
Television Stations	278	276	502	497
Television Broadcast Network	(159)	(133)	(168)	(178)
Cable Network Programming	227	155	393	257

Total Operating Income	$752	$558	$1,427	$1,169

Fox Entertainment Group EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2004

SUPPLEMENTAL FINANCIAL DATA

Operating income before depreciation and amortization, defined as operating income plus depreciation and amortization and the amortization of cable distribution investments, eliminates the variable effect across all business segments of non-cash depreciation and amortization. Since operating income before depreciation and amortization is a non-GAAP measure it should be considered in addition to, not as a substitute for, operating income, net income, cash flow and other measures of financial performance reported in accordance with GAAP. Operating income before depreciation and amortization does not reflect cash available to fund requirements, and the items excluded from operating income before depreciation and amortization, such as depreciation and amortization, are significant components in assessing the Company’s financial performance. Management believes that operating income before depreciation and amortization is an appropriate measure for evaluating the operating performance of the Company’s business segments. Operating income before depreciation and amortization, which is the information reported to and used by the Company’s chief decision maker for the purpose of making decisions about the allocation of resources to segments and assessing their performance, provides management, investors and equity analysts a measure to analyze operating performance of each business segment and enterprise value against historical and competitors’ data.

The following table reconciles operating income before depreciation and amortization to the presentation of operating income.

	3 Months Ended December 31,		6 Months Ended December 31,
	2004	2003	2004	2003
	$ Millions		$ Millions
Operating income	$752	$558	$1,427	$1,169
Depreciation and amortization	42	44	81	86
Amortization of cable distribution investments	28	32	58	63

Operating income before depreciation and amortization	$822	$634	$1,566	$1,318

	For the Three Months Ended December 31, 2004 ($ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$406	$13	$—	$419
Television Stations	278	12	—	290
Television Broadcast Network	(159)	7	—	(152)
Cable Network Programming	227	10	28	265

Consolidated Total	$752	$42	$28	$822

Fox Entertainment Group EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2004

SUPPLEMENTAL FINANCIAL DATA (continued)

	For the Three Months Ended December 31, 2003 ($ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$260	$15	$—	$275
Television Stations	276	13	—	289
Television Broadcast Network	(133)	5	—	(128)
Cable Network Programming	155	11	32	198

Consolidated Total	$558	$44	$32	$634

	For the Six Months Ended December 31, 2004 ($ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$700	$25	$—	$725
Television Stations	502	24	—	526
Television Broadcast Network	(168)	12	—	(156)
Cable Network Programming	393	20	58	471

Consolidated Total	$1,427	$81	$58	$1,566

	For the Six Months Ended December 31, 2003 ($ Millions)
	Operating Income (loss)	Depreciation and Amortization	Amortization of cable distribution investments	Operating income (loss) before depreciation and amortization
Filmed Entertainment	$593	$27	$—	$620
Television Stations	497	29	—	526
Television Broadcast Network	(178)	9	—	(169)
Cable Network Programming	257	21	63	341

Consolidated Total	$1,169	$86	$63	$1,318